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                                                                Exhibit 4.03 (c)

                                 AMENDMENT NO. 1
                                       TO
                           LOAN AND SECURITY AGREEMENT
                             DATED DECEMBER 15, 2000
                                      AMONG
                    OCCUPATIONAL HEALTH + REHABILITATION INC
                CM OCCUPATIONAL HEALTH, LIMITED LIABILITY COMPANY
                                  0HR-SSM, LLC
                       OCCUPATIONAL HEALTH CONNECTION LLC
               OCCUPATIONAL HEALTH PHYSICIANS OF NEW JERSEY, P.A.
                                       AND
                         DVI BUSINESS CREDIT CORPORATION

     This Amendment No. 1 ("Amendment") to the Loan and Security Agreement is made and entered into as of July 19, 2002, by and between Occupational Health + Rehabilitation Inc ("OHR"), a Delaware corporation; CM Occupational Health, Limited Liability Company ("CM"), a Maine limited liability company; OHR-SSM, LLC ("OHR-SSM"), a Missouri limited liability company; Occupational Health Connection LLC ("OHC"), a New York limited liability company and Occupational Health Physicians of New Jersey, P.A. ("OHP"), a New Jersey professional service corporation (collectively and individually referred to as "Borrowers") and DVI Business Credit Corporation ("Lender").

                                    RECITALS

          A. Borrowers and Lender entered into a Loan and Security Agreement dated December 15, 2000 and other related documents, instruments and agreements (collectively referred to as the "Agreement").

          B. Borrowers and Lender desire to amend certain terms of the Agreement on and subject to the terms of this Amendment.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are being acknowledged and affirmed, the parties hereto agree as follows:

     1. Occupational Health Connection, LLC is hereby deleted as a Borrower to the Agreement, each and every reference to "Borrower" in each Loan Document shall be deemed to exclude Occupational Health Connection LLC as a Borrower, on and after the date of this Amendment.

     2. Occupational Health Physicians of New Jersey, P.A., is hereby added to the Agreement as a Borrower. Occupational Health Physicians of New Jersey, P.A. hereby: (a) becomes a Borrower under, in accordance with and subject to the terms and conditions of the Agreement, the Note and the other Loan Documents;
(b) joins in and agrees to be bound by and perform in accordance with the terms of the Agreement, the Note and the other Loan Documents; and (c) subject to the provisions of Section 2.15 of the Agreement, confirms that it shall be jointly and severally liable to Lender for all of the Obligations. Occupational Health Physicians of New Jersey, P.A. hereby makes in favor of Lender all of the representations, warranties, covenants and agreements set forth in the Agreement and the other Loan Documents. Each and every reference to "Borrower" in each Loan Document shall be deemed to include Occupational Health Physicians of New Jersey, P.A. along with the existing Borrowers, on and after the date of this Amendment.

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     3.   The exact name of OHP is Occupational Health Physicians of New Jersey,
P.A. organized under the laws of the State of New Jersey. The following are all previous legal names of OHP: None

OHP uses the following trade names: None

     4. The chief executive office of OHP is located at: 4 Glenn Road, Bound Brook, NJ 088805 OHP maintains all of its records with respect to Accounts at the following address: c/o Occupational Health + Rehabilitation Inc, 175 Derby Street, Suite 36, Hingham, MA 02043

     5. Section 1.1 "Account Debtors" definition shall be amended in its entirety to read as follows:

           ""Account Debtors" shall have the meaning given the term "account debtor" in the UCC."

     6. Section 1.1 "Accounts" definition shall be amended in its entirety to read as follows:

           ""Accounts" means all accounts, accounts receivable, monies and debt obligations in any form owing to any Borrower (whether arising in connection with contracts, contract rights, instruments, general intangibles or chattel paper) arising out of the rendition of services by such Borrower whether or not earned by performance and includes, without limitation, health-care-insurance receivables, all amounts due under any contract listed on Schedule 6.1, and any other property and rights set forth in the definition of "account" in the UCC."

     7.   The following definitions shall be added to Section 1.1:

           "OHP" shall mean Occupational Health Physicians of New Jersey, P.A.

           "OHP Borrowing Base" shall mean on the date of determination thereof, an amount equal to the lesser of (i) the sum of eighty-five percent (85%) of the Net Collectible Value of OHP's Eligible Accounts, or (ii) the aggregate total of the monthly Accounts collections for OHP over the immediately preceding three
(3) month period.

     8. Section 2.4 "The Borrowing Base" shall be amended in its entirety to read as follows:

           "Section 2.4 The Borrowing Base. Two times a month, the Borrowing Base will be recalculated by adding new billings to the prior Borrowing Base's Eligible Accounts and subtracting deposits and adjustments, and then multiplying this amount by the Net Collectible Percentage. The Borrowing Base shall be calculated on the basis of the reports delivered to Lender pursuant to Section
5.4. To the extent that any Borrower fails to deliver the Borrowing Base report to Lender, the Borrowing Base shall be reduced by the full amount of all lock box collections related to that Borrower."

     9. Section 3.1 "Grant of Security Interest" shall be amended in its entirety to read as follows:

           "Section 3.1 Grant of Security Interest. In order to secure prompt payment and performance of all Obligations, each Borrower hereby grants to Lender a continuing first-priority pledge and security interest in all of each
Borrower's: (i) present and future Accounts including without limitation health-care-insurance receivables, chattel paper, instruments, investment property, documents, and general intangibles including without limitation payment intangibles; (ii) deposit accounts, lockbox accounts, credit insurance, guaranties, and letter-of-credit rights; (iii) deposits, reserves, Medicare or Medicaid pools, cost report settlements, prospective payments, adjustments and incentive payments of any kind; (iv) inventory, equipment, goods and fixtures;
(v) attachments, accessories, accessions, returns, repossessions, exchanges, substitutions and replacements thereto; (vi) Borrower's Books related to the foregoing; and (vii) all income, proceeds and products and any and all security for any of the foregoing; all whether now owned or existing or hereafter acquired or arising and regardless of where located (collectively, the "Collateral"). This security interest in the Collateral shall attach to all Collateral without further action on the part of Lender or Borrower.

          The Collateral, as defined in the DVIFS Documents also secures all Obligations of Borrower under this Agreement. The Collateral as defined in this
Section 3 also secures all obligations due DVIFS under the DVIFS

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Documents."

     10. Section 5.4 "The Borrowing Base and Other Reports" letter (a) shall be amended in its entirety to read as follows:

            Section 5.4 Borrowing Base and Other Reports

          "(a) Reports. OHR, on behalf of each Borrower, shall deliver to Lender on the third Friday of each month by Internet E-Mail or in a computer disc or tape format acceptable to Lender, in form and content satisfactory to Lender (i) a Borrowing Base report updated to reflect billings, adjustments and collections; and (ii) a summary system generated accounts receivable aging report by Financial Class."

     Borrower hereby agrees to execute and deliver such other and further documents and instruments as Lender may request to implement the provisions of this Amendment and the Agreement and to perfect and protect the Liens and security interests created by the Loan Documents.

     Lender is entering into this Amendment without any forbearance, and without waiver or prejudice of defaults, events of default, and any rights or remedies Lender has or may have under the Agreement and applicable law. Except as otherwise agreed to in writing, Lender hereby expressly reserves the right to declare a default in accordance with the Agreement and exercise all of Lender's rights and remedies thereunder.

     All capitalized terms used herein and not otherwise defined herein shall have the same meaning as in the Agreement. Any provision in the Amendment hereof that may be contrary to any provision of the Agreement shall prevail and override the Agreement. Except as expressly set forth herein, all other provisions of the Agreement shall remain in full force and effect. Borrower and Lender warrant to each other that this Amendment has been authorized and duly executed and is binding on all parties hereto.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

BORROWER:                                               LENDER:
OCCUPATIONAL HEALTH + REHABILITATION INC                DVI BUSINESS CREDIT CORPORATION

By: /s/ Keith G. Frey                                   By: /s/ Gerald A. Hayes, Jr.
   -------------------------------------------             -------------------------------------
Print Name: Keith G. Frey                               Print Name: Gerald A. Hayes, Jr.
            ----------------------------------                      ----------------------------
Title: Chief Financial Officer                          Title: Executive Vice President & Chief Operating Officer
       ---------------------------------------                 --------------------------------------------------

BORROWER:                                               BORROWER:
CM OCCUPATIONAL HEALTH,                                 OHR-SSM, LLC
LIMITED LIABILITY COMPANY

By: /s/ Keith G. Frey                                   By: /s/ Keith G. Frey
   -------------------------------------------             -------------------------------------
Print Name: Keith G. Frey                               Print Name: Keith G. Frey
            ----------------------------------                      ----------------------------
Title: Chief Financial Officer                          Title: Chief Financial Officer
       ---------------------------------------                 ---------------------------------
Occupational Health + Rehabilitation Inc                Occupational Health + Rehabilitation Inc
Its Member and Manager                                  Its Member and Manager

BORROWER:                                               BORROWER:
OCCUPATIONAL HEALTH PHYSICIANS                          OCCUPATIONAL HEALTH CONNECTION LLC
OF NEW JERSEY, P.A.
By: /s/ Keith G. Frey                                   By: /s/ Keith G. Frey
   -------------------------------------------             -------------------------------------
Print Name: Keith G. Frey                               Print Name: Keith G. Frey
            ----------------------------------                      ----------------------------
Title: Vice President                                   Title: Chief Financial Officer
       ---------------------------------------                 ---------------------------------
                                                        Occupational Health + Rehabilitation Inc
                                                        Its Member and Manager

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